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FIRST AMENDMENT TO LOAN AGREEMENT

        FIRST AMENDMENT TO LOAN AGREEMENT made as of February 1, 2002 (the " First Amendment to Loan Agreement" or this "First Amendment"), between EQUITY OIL COMPANY, a Colorado corporation having its principal place of business at 10 West 300 South, Suite 806, Salt Lake City, Utah 84101 (the "Borrower"), and BANK ONE, NA (the "Lender"), a national banking association with its main office in Chicago, Illinois, as successor-by-merger to Bank One, Texas, N.A.

R E C I T A L S

        A.    The Borrower and the Lender are parties to a Loan Agreement dated as of September 9, 1999 (the "Original Loan Agreement"),

        B.    The Borrower has requested that the Lender modify the Original Loan Agreement as hereinafter provided.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1.01    Definitions. The defined terms used herein shall have the same meanings as provided therefore in the Original Loan Agreement, unless the context hereof otherwise requires or provides. All references in the Loan Agreement to the "Agreement" and to the "Loan Agreement" shall mean the Original Loan Agreement, as amended by this First Amendment to Loan Agreement, as the same shall hereafter be amended from time to time. In addition, the following terms have the meanings set forth below when used in this First Amendment:

          "Effective Date" means February 1, 2002.

          "Officer's Certificate": See Section 2.4.

          "Modification Papers" means this First Amendment, the Mortgage Amendments, the Officer's Certificate, the Warranty Certificate, the Notice of Final Agreement, and all of the other documents and agreements executed in connection with the transactions contemplated by this First Amendment.

          "Mortgage Amendments": See Section 2.3.

          "Notice of Final Agreement": See Section 2.6.

          "Warranty Certificate": See Section 2.5.

        1.02    Conditions Precedent. The transactions contemplated by this First Amendment shall be deemed to be effective as of the Effective Date, when the following conditions have been complied with to the satisfaction of the Lender:

          2.1  Extension Fee. The Borrower shall have paid the Lender an extension fee of $63,750.

          2.2  First Amendment. The Borrower shall have executed and delivered to the Lender this First Amendment.

          2.3  Mortgage Amendments. The Borrower shall have executed and delivered to the Lender amendments of its Oil and Gas Mortgages (collectively, the "Mortgage Amendments"), which shall be in form and substance satisfactory to the Lender extending the maturity date of the indebtedness secured thereby to February 1, 2005.

          2.4  Authorization Documents from Borrower. The Lender shall have received a certificate (an "Officer's Certificate") authorizing its execution, delivery and performance of the Modification Papers, including but not limited to (i) a certificate of incumbency of its officers who will be authorized to execute the Modification Papers, (ii) a copy of a resolution adopted by its board of directors approving the Modification Papers, and (iii) certificates of existence and in good standing under the laws of Colorado issued by the appropriate governmental officials.

          2.5  Warranty Certificate. The Borrower shall have executed and delivered to the Lender the certificate attached hereto as Exhibit A (the "Warranty Certificate").

          2.6  Notice of Final Agreement. The Borrower shall have executed and delivered a notice in compliance with the provisions of Section 26.02 of the Texas Business and Commerce Code (the "Notice of Final Agreement").

          2.7  Fees and Expenses of Lender. The Borrower shall have paid all fees and expenses incurred by the Lender prior to the execution of the Modification Papers and incurred in connection with the preparation, negotiation and execution of the Modification Papers.

        1.03    Amendments to Original Loan Agreement. On the Effective Date, the Original Loan Agreement shall be deemed to be amended as follows:

          3.1  Extension of Maturity Date. The parties have agreed to extend the maturity from September 9, 2002 to February 1, 2005. Accordingly, the definition of "Maturity Date" contained in Section 1.0 is hereby amended to read in its entirety as follows:

            "Maturity Date' means February 1, 2005."

          3.2 Removal of Reducing Feature. The revolving credit facility created under the Original Loan Agreement is a reducing revolving facility. Pursuant to Section 5.5 of the Original Loan Agreement, the Borrowing Base reduces each month in the amount of the Monthly Reduction Amount. The parties have agreed to remove the reducing feature from the credit facility created by the Original Loan Agreement. Accordingly, the Original Loan Agreement is hereby amended as follows:

            (a)  The word "reducing" is hereby removed from the first line of the first paragraph on page 1.

            (b)  The definition of "Monthly Reduction Amount" is hereby removed from Section 1.1.

            (c)  The last sentence of Section 2.3 which reads "In addition, principal payments may be required from time to time in accordance with the Borrowing Base reduction schedule set forth in Section 5.5 hereof" is hereby removed from Section 2.3.

            (d)  Section 5.5 of the Original Loan Agreement is hereby amended to read in its entirety as follows:

              "5.5 Intentionally Omitted."

          3.3 Adjustment of Determination Dates. The Borrowing Base is redetermined as of each Determination Date. The Original Loan Agreement defines Determination Dates as November 1 and May 1 of each year. The parties have agreed to change the Determination Dates to April 1 and October 1 of each year. Accordingly, Sections 5.1 and 5.2 of the Original Loan Agreement are hereby amended in their entirety to read as follows:

            "5.1 Periodic Determinations of Borrowing Base. The Borrowing Base shall be redetermined by Bank as of October 1 and April 1 of each year (each a "Determination Date') until maturity, commencing April 1, 2002. The Borrowing Base, as redetermined, shall remain in effect until the next Determination Date, provided the Borrowing Base may be redetermined between Determination Dates in accordance with Section 5.3 hereof."

            5.2 Engineering Data to be Provided Prior to Scheduled Determination Dates.

              (a)  On or before February 15 of each year for the Determination Date of April 1, Borrower shall deliver to Lender a Reserve Report and the other data specified in

      Section 8.4 hereof. Bank shall then determine the Borrowing Base for the six (6) month period commencing April 1.

              (b)  On or before August 15 of each year for the Determination Date of October 1, Borrower shall deliver to Bank such information, reports and data pertaining to Mineral Interests of Borrower in all of its oil and gas properties, including those oil and gas properties which constitute the Mortgaged Properties, as Bank may reasonably request. Such information shall (i) set forth the historical production data of the oil and gas reserves included in such properties, (ii) set forth for each property prices received for production, lease operating expenses, capital expenditures, gross revenues, net revenues, taxes and such other information as Bank may deem necessary or appropriate, (iii) set forth for each property any changes since the date of most recent Reserve Report, if any, in its working interest or net revenue interest therein, and (iv) be accompanied by a certification of Borrower to the effect that no material adverse changes have occurred since the date of the last Reserve Report except those which have previously been disclosed to Lender in writing. Bank shall then determine the Borrowing Base for the six (6) month period beginning October 1.

              (c)  On February 15 and August 15 of each year, Borrower shall pay Bank an administrative fee of $5,000 for the next following determination of the Borrowing Base pursuant hereto."

          3.4  Recharacterization of Fee. The $5,000 fee deposit described in Section 5.3 of the Original Loan Agreement is an administrative fee rather than an engineering fee. Accordingly, the word "engineering" shall be changed to "administrative" on the fourth and fifth lines of the first sentence of Section 5.3 of the Original Loan Agreement.

          3.5  Increase of Permitted Distribution Basket. The parties have agreed (a) to increase the dollar amount of distributions permitted by Section 9.10 of the Original Loan Agreement from $100,000 in the aggregate in any fiscal year to $2,000,000 in the aggregate during the period from the date hereof to the Maturity Date, and (b) to limit any such payments to periods when no Potential Defaults or Events of Default are continuing or will result therefrom. Accordingly, the last clause of Section 9.10 of the Original Loan Agreement is hereby amended to read in its entirety as follows:

    "...; provided that Borrower may make the distributions to its shareholders of not more than $2,000,000 in the aggregate during the period from February 1, 2002, to the Maturity Date for the purchase or redemption of its capital stock, so long as no Potential Default or Event of Default is then continuing or will occur as a result thereof."

          3.6  Amendment of Warranty as to Engineered Value of Properties. Section 10.3 of the Original Loan Agreement shall be amended to read in its entirety as follows:

            "10.3 Concerning the Mortgaged Properties. The Mortgaged Properties are described in and covered by the engineering reports which have previously been delivered to and relied upon by Bank in connection with this Agreement, and Borrower owns at least the decimal percentage Mineral Interests in such properties as are specified in such engineering reports. The Mortgaged Properties represent not less than 85% of the Engineered Value of all of Borrower's oil and gas properties. "Engineered Value' as used in the preceding sentence means future net revenues discounted at the discount rate being used by the Bank as of the date of any such determination and utilizing the pricing parameters of the Bank then in effect as of the date of any such determination."

        1.04    Representations and Warranties. To induce the Lender to enter into this First Amendment, the Borrower represents and warrants as follows (which representations and warranties shall survive the execution and delivery hereof):

          4.1  Power and Authority. The Borrower is a duly formed and organized and validly existing corporation under the laws of the State of Colorado. The Borrower has full power and authority to execute, deliver and perform the Modification Papers and to incur and perform the obligations provided for therein. The Borrower has taken all necessary action to authorize the execution and delivery of the Modification Papers.

          4.2  No Violation of Agreements. Neither the execution nor the delivery of the Modification Papers, nor the consummation of the transactions contemplated thereby, will contravene any provision of applicable law or will conflict or be inconsistent with the terms, covenants and conditions to any agreement by which the Borrower is bound or to which it is a party.

          4.3  Consents. No consent or approval of any public authority or other third party is required as a condition to the validity or performance of this First Amendment.

          4.4  Enforceability. Each of the Modification Papers has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

          4.5  No Defaults. No Event of Default or Potential Default exists.

        1.05    No Further Amendments. Except as previously amended in writing or as amended hereby, the Original Loan Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

        1.06    Limitation on Agreements. The agreements and amendments set forth herein are limited precisely as written and shall not be deemed (a) to be a waiver or waivers of or a consent or consents to or an amendment of any other term or condition in the Original Loan Agreement, or (b) to prejudice any right or rights which the Lender now has or may have in the future under or in connection with the Original Loan Agreement or any of the Loan Documents or any of the other documents referred to therein. This First Amendment shall constitute a Loan Document for all purposes.

        1.07    Counterparts. This First Amendment may be executed in counterparts, each of which shall constitute an original, and all of which when taken together shall constitute a single contract. In making proof of this First Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

        1.08    Incorporation by Reference. This First Amendment is part of the Original Loan Agreement. All of the miscellaneous terms and conditions contained in the Original Loan Agreement shall apply with equal force to this First Amendment, including without limitation the governing law provision, the attorneys' fees provision, and the waiver of jury trial.

        1.09    Entirety, etc. This instrument and all of the other Loan Documents embody the entire agreement between the parties. To the extent this First Amendment conflicts with any of the other Loan Documents, this First Amendment shall control.

        1.10    Notice of Final Agreement. THIS WRITTEN AGREEMENT, TOGETHER WITH ALL OF THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

        IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date and year first above written.

EQUITY OIL COMPANY
By:	Paul M. Dougan President
BANK ONE, NA, as successor-by-merger to Bank One, Texas, N.A.
By:	Carl E. Skoog Director, Capital Markets

EXHIBIT A
WARRANTY CERTIFICATE

To:	BANK ONE, NA, as Administrative Agent

        Reference is made to that certain Loan Agreement dated as of September 9, 1999 (the "Original Loan Agreement"), between EQUITY OIL COMPANY, a Colorado corporation having its principal place of business in Salt Lake City, Utah (the "Borrower") and BANK ONE, NA (the "Lender"), a national banking association with its main office in Chicago, Illinois, as successor by merger to Bank One, Texas, N.A.. The Original Loan Agreement, has been amended by a First Amendment to Loan Agreement between the Borrower and the Lender dated as of February 1, 2002 (the "First Amendment"). The Original Loan Agreement and the First Amendment are collectively referred to herein as the "Loan Agreement". The defined terms in this Certificate shall have the same meanings as provided therefor in the Loan Agreement.

        The Borrower hereby certifies to the Lenders as to the following:

          1.    Loan Agreement. The Borrower has read the Loan Agreement and in particular the covenants and the representations and warranties. The Borrower has made such examination or investigation as is necessary to enable the Borrower to certify as to the matters set forth in this Certificate.

          2.    Compliance with Covenants. The Borrower is in compliance in all material respects with all covenants contained in the Loan Agreement and in the Loan Documents and the Modification Papers (as defined in the First Amendment).

          3.    Accuracy of Representations and Warranties. All representations and warranties of the Borrower contained in the Loan Agreement and the Loan Documents and the Modification Papers (as defined in the First Amendment) are true and correct in all material respects on and as of this date (the representation contained in Section 10.4 of the Original Loan Agreement is made with respect to the most recent financial statements delivered to the Administrative Agent and the representation made in Section 10.8 is made with respect to facts as they exist as of this date).

          4.    No Default. After giving effect to the consummation of the transaction contemplated by the First Amendment there exist no Event of Default and Potential Default.

          5.    No Adverse Change in Condition. No adverse change in condition (financial or otherwise) of the Borrower not previously disclosed to the Lender in writing or any other event has occurred which creates a possibility of adversely affecting (i) the condition (financial or otherwise) of the Borrower, (ii) the validity or enforceability of any of the Loan Documents, or (iii) the ability of the Borrower to meet and carry out the Borrower's obligations under the Loan Agreement or the other Loan Documents or to perform the transactions contemplated thereby.

        This Certificate is given for the purpose of inducing the Lender to enter into the transaction contemplated by the First Amendment. The Borrower recognizes that the Lender is relying; upon this Certificate in connection with its entry into the transactions contemplated by the First Amendment and the other Modification Papers, but for the statements made herein, the Lender would not do so.

        IN WITNESS WHEREOF, the Borrower has executed this Certificate as of February 1, 2002.

EQUITY OIL COMPANY
By:	Paul M. Dougan President

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FIRST AMENDMENT TO LOAN AGREEMENT
EXHIBIT A WARRANTY CERTIFICATE